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                                                                    Exhibit 99.2


                      DESCRIPTION OF GRAPHIC PRESENTATION
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                                   LOCATED ON
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                    COBRA ELECTRONICS CORPORATION'S WEBSITE
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     Slide                                DESCRIPTION
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       1          TITLE PAGE
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       2          PRESENTATION HIGHLIGHTS
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       3          SUMMARY DESCRIPTION OF COBRA ELECTRONICS

                      -  Two-way mobile communications leader

                           -  Family Radio Service (FRS) products

                           -  Radar detection systems

                           -  Citizen Band radios

                      -  Number 1 or strong number 2 in each market

                      -  Customers = travelers, sports/outdoor enthusiasts

                      -  Distribution through:

                           -  Consumer electronics retailers

                           -  "Big Three" office supply super-stores

                           -  Wal-mart, Kmart, Costco & Sam's Club

                      -  Incorporated in 1961
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       4          COBRA'S TRANSFORMATION OVER THE PAST THREE YEARS

                  -  Capitalized on the high-growth FRS segment

                           -  Secured a strong number 2 industry position

                  -  Extended its leadership internationally

                           -  Number 1 FRS brand in Canada

                           -  Leading PMR brand in EU member countries

                  -  Grew its radar market share from number 3 to number 1

                           -  Introduced new products and technologies

                  -  Delivered strong internal growth

                           -  Grew net income by over 550% (1996-1999)
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        5         INDUSTRY RECOGNITION

                  Cobra's transformation has been recognized by industry observers...

                           - Forbes named Cobra to its list of "200 Best Small Companies in America" in 2000

                           - Deloitte & Touche named Cobra as one of Chicago's fastest growing technology companies in the firm's "Fast 50" program in 2000
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        6         COBRA'S GROWTH STRATEGY

                  Strategy                            Milestone
                  --------                            ---------

                  Expand internationally   ---->      Sales in 32 countries

                  Extend distribution      ---->      Grew retail chain accounts
                                                      by 20% (1997-1999)

                  Develop new markets      ---->      Strong Number 2 in FRS

                  Strategic acquisitions   ---->      Lowrance Electronics
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        7         LOWRANCE'S STRATEGIC FIT

                  Lowrance enhances Cobra's growth opportunity and continues its transformation by adding...

                  -  Attractive new market positions in GPS & SONAR

                  -  Superior technology & manufacturing capabilities

                  -  Expanded distribution (U.S./international)

                  -  Opportunity for further top & bottom line growth
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        8         LOWRANCE SNAPSHOT

                  -  Marine/recreational GPS & SONAR leader

                  -  Customers = travelers, fishing/outdoors enthusiasts

                  -  Distributes through:

                      -  Marine dealers/distributors & sporting goods stores

                  -  Company Location

                      -  Headquarters = Tulsa, Oklahoma

                      -  Manufacturing plant = Ensenada, Mexico

                  -  Incorporated in 1958
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        9         LOWRANCE'S BUSINESSES
                  1.  Marine/Recreational GPS

                      Boaters and outdoor enthusiasts use GPS to determine location and navigation information based on satellite data.

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                  2.  Marine/Recreational SONAR

                      Boaters and fisherman use SONAR to detect bottom contours, depth and the presence of fish below water.
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       10         GPS MARKET

                  GPS offers high-growth opportunities in a large, global market...

                  - Industry expected to nearly triple over the next 5 years from $5 billion in 1999 to $14 billion in 2005.
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       11         GPS GROWTH DRIVERS

                  -  Mobility trends

                      -  Increased travel

                      -  Growth of wireless communications

                      -  "On the go" lifestyles

                  -  Broad industry applications

                      -  Transportation/automotive

                      -  Communications/safety

                      -  Construction/mining

                  -  Wide consumer appeal

                      -  Hiking

                      -  Boating

                      -  Trip planning
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       12         GPS GROWTH OPPORTUNITY

                  Lowrance is well positioned to capture growth...

                      -  Leading provider in marine & recreational markets

                      -  Unique technologies & commitment to quality

                      -  Strong brand recognition

                      -  Extensive distribution (U.S./international)
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       13         SONAR MARKET

                  Lowrance...
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                  -  Invented the first SONAR device

                  -  Dominated brand in the $100 million recreational market

                  -  Drives growth by:

                      -  Innovating technology & products

                      -  Expanding reach to 50 million fishing enthusiasts

                      -  Capitalizing on international growth opportunities
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       14         LOWRANCE'S SUPERIOR TECHNOLOGY

                  -  50 U.S. patents

                  -  Introduced market "Firsts"

                      -  Handheld GPS with mapping CD-ROM

                      -  Aviation GPS with ground mapping

                      - LCD product offering with GPS, mapping and SONAR capabilities

                  -  Leading innovator for more than 40 years

                  - Lowrance's technology provides Cobra opportunity for new product development
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       15         LOWRANCE'S SUPERIOR MANUFACTURING FACILITY

                  -  High-quality facility in Ensenada, Mexico

                      -  Technologically/operationally state-of-the-art

                      -  108,000 square feet

                      -  Designed for expansion

                      -  Highly cost-effective production

                  - Lowrance's plant provides Cobra opportunity to manufacture its high-end products
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       16         EXPANDED DOMESTIC DISTRIBUTION

                  Lowrance expands Cobra's distribution in the U.S. ...

                  - Opportunity to cross-market products through common channels

                  -  Adds new complementary channels
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                      -  Marine dealers/distributors

                      -  Sporting goods stores
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       17         EXTENDED GLOBAL REACH

                  Lowrance enhances Cobra's international presence ...

                      -  Stretches reach from 32 to 60 countries

                      -  Expands European market coverage

                      -  Deepens market presence in Canada & Australia
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       18         ENHANCED FINANCIAL STRENGTH

                  Lowrance strengthens Cobra's financial potential with profitable growth opportunities ...

                      -  Complementary products

                      -  Leading technologies

                      -  High-quality manufacturing

                      -  New distribution
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       19         TRANSACTION SUMMARY

                  Value - Approximately $53 million, including stock purchase &
                          assumption of debt

                  Terms - Stock purchase for $8.25/share in cash & an estimated
                          $21.9 million in debt at closing

                  Financing - Senior financing provided by LaSalle Bank, GE
                              Capital & BT Commercial. Subordinated financing by American Capital Strategies

                  Close - Targeted February 28, 2001

                  Organization - Lowrance becomes a wholly-owned subsidiary of
                                 Cobra

                  Lowrance Management - Continues to manage the company
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       20         ACQUISITION BENEFITS

                  - Lowrance extends Cobra's growth opportunity. And, in so doing, it strengthens Cobra's
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                     value to shareholders
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       21         SAFE HARBOR

                  Certain statements in this presentation regarding Cobra's long-term growth, value creation, and dominance of the relevant market place are forward-looking statements that invoke substantial risks and uncertainties. Actual results may differ materially from those implied by such forward-looking statements as a result of various factors. Readers are encouraged to review Cobra's Annual Report on Form 10-K and quarterly report on Form 10-Q for the third quarter of 2000 for other important factors that may cause actual results to differ materially from those implied in these forward-looking statements.
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       22         TENDER OFFER LEGEND

                  This announcement is neither an offer to purchase nor a solicitation of an offer to sell shares of Lowrance. At the time a subsidiary of Cobra commences its offer, it will file a Tender Offer Statement with the Securities and Exchange Commission and Lowrance will file a Solicitation/Recommendation Statement with respect to the offer. THE TENDER OFFER STATEMENT (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE OFFER. The offer to purchase, the related Letter of Transmittal and certain other offer documents, as well as the Solicitation/Recommendation Statement will be made available to all stockholders of Lowrance, at no expense to them. The Tender Offer Statement (including the Offer to Purchase, the related Letter of Transmittal and all other offer documents filed with the Commission) and the Solicitation/Recommendation Statement will also be available for free at the Commission's Web site at www.sec.gov.